EXHIBIT 10.30

AMENDMENT NO. 2

to

CREDIT AGREEMENT

               THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (the “Amendment”) is made as of March 31, 2004 by and among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the institutions listed on the signature pages hereof (the “Lenders”), and LASALLE BANK NATIONAL ASSOCIATION, in its individual capacity as a Lender and in its capacity as contractual representative (the “Administrative Agent”) under that certain Credit Agreement dated as of December 20, 2002 by and among the Borrower, the institutions from time to time parties thereto as lenders, and the Administrative Agent (as amended by an Amendment No. 1 dated as of February 6, 2004, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

WITNESSETH

               WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to the Credit Agreement; and

               WHEREAS, the Borrower has requested that the Administrative Agent and each Lender amend the Credit Agreement and waive the “Specified Default” (as defined below), in each case, on the terms and conditions set forth herein; and

               WHEREAS, the Borrower, each Lender, and the Administrative Agent have agreed to amend the Credit Agreement and waive the Specified Default, in each case, on the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following amendments to the Credit Agreement:

Amendments to the Credit Agreement. Effective as of March 31, 2004 and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

Section 1.01 of the Credit Agreement is hereby amended by adding the following term to such Section in proper alphabetical order:

           “AB Technologies Acquisition” means the purchase by IITRI of substantially all of the assets of AB Technologies, Inc. pursuant to the terms and conditions set forth in the Asset Purchase Agreement, dated as of February 7, 2000 by and between IITRI, AB Technologies, Inc., Clyde Andrews and William Bewley, as in effect on the Closing Date and without giving effect to any subsequent amendment or modification thereto, and in respect of which the Borrower assumed all of the obligations of IITRI concurrently with the IITRI Acquisition.

Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Borrowing Base (Senior
Debt)” thereof in its entirety and replacing it with the following:

           “Borrowing Base (Senior Debt)” means, (i) for the fiscal year ending September 30, 2003 and for the fiscal period ending December 31, 2003, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent, equal to the sum of (a) ninety percent (90%) of all billed Receivables from any Account Debtor (other than the Borrower, any Guarantor or an Affiliate of the Borrower or any Guarantor) (“Total Billed Receivables”) which are outstanding less than one hundred twenty-one (121) days from the date of original invoice as of such date, plus (b) sixty percent (60%) of Total Billed Receivables which are outstanding one hundred twenty-one (121) days or more from the date of original invoice, plus (c) seventy-five percent (75%) of all unbilled Receivables which may in accordance with Agreement Accounting Principles be included as current assets of the Borrower or any of its Subsidiaries notwithstanding that such amounts have not yet been billed, plus (d) fifty percent (50%) of net property, plants and equipment of the Borrower and its consolidated Subsidiaries as of such date determined in accordance with Agreement Accounting Principles, (ii) for the fiscal periods ending March 31, 2004, June 30, 2004 and September 30, 2004, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Administrative Agent, equal to the sum of (a) fifty percent (50%) of Total Billed Receivables which are outstanding one hundred twenty-one (121) days or more from the date of original invoice, plus (b) fifty percent (50%) of net property, plants and equipment of the Borrower and its consolidated Subsidiaries as of such date determined in accordance with Agreement Accounting Principles, plus (c) ninety percent (90%) of the Net Amount of Eligible Receivables that are Eligible Billed Government Accounts Receivable as of such date, plus (d) eighty-five percent (85%) of the Net Amount of Eligible Receivables that are Eligible Billed Commercial Accounts Receivable as of such date, plus (e) sixty-five percent (65%) of the gross amount of Eligible Unbilled Government Receivables as of such date, and (iii) for any date of determination after September 30, 2004, the Borrowing Base (Monthly).

Subclause (e) of Section 7.4(C) of the Credit Agreement is hereby amended by deleting the text thereof in its and replacing it with the following:

(e) cash payments in respect of purchase price adjustments, earn-outs or other similar forms of contingent purchase price during such period (exclusive of (x) cash purchase price adjustments related to the IITRI Acquisition paid on the Closing Date and (y) earn-outs related to the AB Techologies Acquisition paid during the fiscal year ending on September 30, 2004 to Clyde Andrews or William Bewly or to their designees), of at least (1) 1.20 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on December 20, 2002 through the fiscal quarter ending September 30, 2003; (2) 1.25 to 1.00 as of the end of each fiscal quarter for the period commencing with the fiscal quarter ending on December 31, 2003 through the fiscal quarter ending March 31, 2006; and (3) 1.35 to 1.00 as of the end of each fiscal quarter thereafter.

Section 7.3 of the Credit Agreement is amended by adding the following clause (CC) to such Section:

(CC) The Borrower shall not sale, assign, transfer, convey or otherwise dispose of those certain Subordianted Notes and Seller Warrants purchased by the Borrower from Jonathan M. Emery on November 12, 2003.

The Exhibit J to the Credit Agreement (Form of Borrowing Base Certificate) is amended by deleting subline
5 of Section VI thereof in its entirety and replacing it with the following:

5.	Borrowing Base (Senior Debt) for Fiscal Year Ending September 30, 2003 and for the Fiscal Quarter Ending December 31, 2003 (Sum of Line 1 through Line 4	$	_________

The Exhibit J to the Credit Agreement (Form of Borrowing Base Certificate) is amended by deleting Section VII thereof in its entirety and replacing it with the following:

VII. CALCULATION OF BORROWING BASE (SENIOR DEBT) FOR FISCAL
PERIODS ENDING MARCH 31, 2004, JUNE 30, 2004 AND
SEPTEMBER 30, 2004

1.	50% of all such Receivables which are outstanding one hundred twenty-one (121) days or more from the date of original invoice	$	_________

2.	Plus: 50% of the net property, plants and equipment of the Borrower and its consolidated Subsidiaries as of such date determined in accordance with Agreement Accounting Principles	$	_________

3.	Plus: 90% of the Net Amount of Eligible Billed Government Accounts Receivables (Line I.18)	$	__________

4.	Plus: 85% of the Net Amount of Eligible Billed Commercial Accounts Receivables (Line II.17)	$	___________

5.	Plus: 65% of the Gross Amount of Eligible Unbilled Government Receivables (Line III.13)	$	___________

6.	Borrowing Base (Senior Debt) for fiscal periods ending March 31, 2004, July 31, 2004 and September 30, 2004 (Sum of Line 1 through Line 5)	$	___________

Waiver. Effective as of the date of this Amendment and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the parties hereby agree that certain Defaults arising by virtue of the
Borrower’s failure to consummate the sale of the “Subject Investment” required under, and as such term is defined in, that certain Consent Memorandum, dated as of November 13, 2003, executed by the Required
Lenders, (such Default being herein, the “Specified Default”) is hereby waived.

Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received the following:

(a)	duly executed originals of this Amendment from each of the Borrower, each Lender and the Administrative Agent;

(b)	duly executed originals of a Reaffirmation in the form of Attachment A attached hereto from each of the Borrower’s Subsidiaries identified thereon;

(c)	such other documents, instruments and agreements as the Administrative Agent may reasonably request; and

(d)	an amendment fee for the account of each Lender in an aggregate amount equal to $150,000, payable to the Administrative Agent for the ratable benefit of the Lenders based on each Lender’s Commitment.

Representations and Warranties of the Borrower.

(e)	The Borrower hereby represents and warrants that this Amendment, the attached Reaffirmation and the Credit Agreement, as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower and its Subsidiaries parties thereto and are enforceable against the Borrower and its Subsidiaries parties thereto in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally).

(f)	Upon the effectiveness of this Amendment and after giving effect hereto, (i) the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby, and agrees that all such covenants, representations and warranties shall be true and correct as of the effective date of this Amendment (unless such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date) and (ii) no Default or Unmatured Default has occurred and is continuing.

References to the Credit Agreement.

(g)	Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to “this Credit Agreement,” “hereunder,”

“hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(h)	Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(i)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor, except as expressly provided herein in respect of the Specified Default, constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT
OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF
ILLINOIS.

Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ALION SCIENCE AND TECHNOLOGY
CORPORATION, as Borrower

By: /s/ John M. Hughes
Name:		John M. Hughes
Title:		Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender

By:	/s/	Scott O. Parsons
Name:		Scott O. Parsons
Title:		Vice President

NCB CAPITAL CORPORATION, as a Lender

By:	/s/	Patrick N. Connelly
Name:		Patrick N. Connelly
Title:		Managing Director

BRANCH BANKING & TRUST COMPANY, as a
Lender

By:	/s/	Gregory E. Dougherty
Name:		Gregory E. Dougherty
Title:		Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/	Timothy Fossa
Name:		Timothy Fossa
Title:		Vice President

ORIX FINANCIAL SERVICES, INC., as a Lender

By:	/s/	Christopher W. Coulomb
Name:		Christopher W. Coulomb
Title:		Vice President

REAFFIRMATION

               The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Credit Agreement dated as of December 20, 2002 by and among ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Borrower”), the institutions from time to time parties thereto (the “Lenders”), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, in its individual capacity as a Lender and in its capacity as contractual representative (the “Administrative Agent”)(as amended by an Amendment No. 1 dated as of February 6, 2004, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Amendment No. 2 is dated as of March 31, 2004 (the “Amendment”). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the undersigned reaffirms the terms and conditions of the Guaranty, the Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated: March 31, 2004

HUMAN FACTORS APPLICATIONS, INC.

By:	/s/	John M. Hughes
Name:		John M. Hughes
Title:		Chief Financial Officer